360 Funds 485BPOS

Exhibit 99(i)(12)

January 28, 2020

360 Funds
4300 Shawnee Mission Parkway, Suite 100

Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Crow Point Alternative Income Fund, Crow Point Global Tactical Allocation Fund, EAS Crow Point Alternatives Fund, RVX Emerging Markets Equity Fund, and Midwood Long/Short Equity Fund, each a series portfolio of the 360 Funds (the “Trust”) that is included in Post-Effective Amendment No. 138 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-123290), and Amendment No. 139 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21726), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Very truly yours,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY ● MANAGING PARTNER

11300 Tomahawk Creek Pkwy ● Ste. 310 ● Leawood, KS 66211 ● p: 913.660.0778 ● c: 913.523.6112

Practus, LLP ● John.Lively@Practus.com ● Practus.com